EXHIBIT 99(e)(iii)(E)
                        AMENDMENT TO OPERATING AGREEMENT

         This Amendment ("Amendment") is made as of October 18, 1999, by and between Charles Schwab & Co., Inc. ("Schwab"), a California corporation, and each registered investment company ("Fund Company") executing this Amendment on its own behalf and on behalf of each of its series or classes of shares ("Fund(s)") listed on Schedule I hereto, and amends the Operating Agreement between the parties, made as of October 25, 1996, as amended thereafter ("Operating Agreement"). All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Operating Agreement.

         WHEREAS, the parties wish to amend Schedule I to the Operating Agreement; and

         WHEREAS, the parties wish to institute the payment of Account establishment and maintenance fees to be paid by each Fund for which the effective date of such Fund on Schedule 1 is on or after the date on which this Amendment is made, such fees to be set forth on a Schedule II.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

         1. The following Section 4 is hereby inserted as Section 4 of the Operating Agreement. Sections 4 through 12 are renumbered as Section 5 through 13, respectively.

                  4.       Account Establishment and Maintenance Fees

                           Fund Company shall pay to Schwab such fees as are set forth on Schedule II hereto to reimburse Schwab for its costs in establishing and maintaining Account(s) for each Fund that is designated "FEE 2" on Schedule I and for which the effective date of such Fund is October 18, 1999, or any date thereafter. The fee shall be paid at the time and in the manner set forth in Schedule II.

         2. Schedule I to the Operating Agreement shall be deleted in its entirety and the Schedule I attached hereto shall be inserted in lieu thereof.

         3. The attached Schedule II is hereby inserted as Schedule II to the Operating Agreement.

         4. Schedule II may be amended by Schwab on forty (40) days' written notice to Fund Company or such earlier time as shall be agreed to by the parties.

         5. Except as specifically set forth herein, all other provisions of the Operating Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.


CHARLES SCHWAB & CO., INC.            ROULSTON FUNDS (previously named Fairport
                                      Funds), on its own behalf and on behalf
                                      of each Fund listed on Schedule I hereto.

By: /s/ Fred Potts                    By:
   --------------------------------      ---------------------------------------
        Fred Potts
        Vice President/Mutual Funds   Name:
        Operations Administration          -------------------------------------

                                      Title:
                                            ------------------------------------
Date:
      -----------------------------   Date:
                                           -------------------------------------

                                   SCHEDULE I
                           TO THE OPERATING AGREEMENT

Fund Company/Funds                                                Effective Date
------------------                                                --------------
Roulston Funds (previously named Fairport Funds)
         Roulston Emerging Growth Fund* FEE 2                     10/18/99
         Roulston Government Securities Fund*                     11/19/96
         Roulston Growth & Income Fund*                           11/19/96
         Roulston Growth Fund*                                    11/19/96
         Roulston International Equity Fund* FEE 2                10/18199

* Indicates that Fund is a "no-load" or "no sales charge" Fund as defined in Rule 2830 of the NASDR.

SI Indicates that Fund is available only to MFMP investors through Schwab Institutional or another advice program offered or made available by financial institutions clearing transactions through Schwab.

FEE 2 Indicates that Fund is subject to Account Establishment and Maintenance Fees and the terms thereof as set forth on Schedule II.

Accepted by:
CHARLES SCHWAB & CO., INC.             ROULSTON FUNDS (previously named Fairport
                                       Funds), on its own behalf and on behalf
                                       of each Fund listed on Schedule I hereto.

By:  /s/ Fred Potts                    By:
    --------------------------------      --------------------------------------
         Fred Potts
         Vice President/Mutual Funds   Name:
         Operations Administration          ------------------------------------

                                       Title:
                                             -----------------------------------
Date:
     -------------------------------   Date:
                                            ------------------------------------

                                   SCHEDULE II
                           TO THE OPERATING AGREEMENT
              Fees to Establish and Maintain Account(s) for a Fund

Establishment Fee

         The Establishment Fee for the Account(s) for each Fund for which the effective date of such Fund on Schedule I is October 18, 1999, or any date thereafter, is $6,000. The Establishment Fee for each Fund shall be paid prior to establishment of the Account(s) for such Fund.

Maintenance Fee

         a. The Maintenance Fee as to the Account(s) for each Fund for which the effective date of such Fund on Schedule I is October 18, 1999, Or any date thereafter, shall be billed in arrears on February 28 (or February 29 in a leap year) and August 31 (each an "Assessment Date") commencing on the first Assessment Date after the establishment of the Account(s) for the Fund on the Schwab system. The Maintenance Fee as to the Account(s) of a Fund shall continue to be paid as long as there are any shares held in the Account(s). The Maintenance Fee shall be paid by wire transfer within thirty (30) days after Fund Company's receipt of the invoice. Such wire transfers shall be separate from wire transfers of redemption proceeds or distributions under this Agreement.

         b. The Maintenance Fee as to the Account(s) for a Fund is $1,000 per full month of establishment on Schwab's system since the previous Assessment Date unless the assets held in the Account(s) for the Fund are in excess of $5 million on the Assessment Date. If the assets held in the Account(s) for a Fund are in excess of $5 million on the Assessment Date, then the Maintenance Fee as to the Account(s) for the Fund for such period is $0.

         c. For purposes of this calculation, the value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any Assessment Date unless such error is corrected and the corrected net asset value per share is reported to Schwab before 5 o'clock, p.m., San Francisco time, on the next business day after the Assessment Date to which the error relates. For purposes of this Exhibit, a "Business Day" is any day the New York Stock Exchange is open for trading.

CHARLES SCHWAB
MUTUAL FUND MARKETPLACE(R)

                                    Exhibit B
                                Fund Information

This exhibit must be completed for each Fund participating in Schwab's Mutual Fund Marketplace(R).

A.       General Information

1.       a.       Name of Fund Company:  Roulston Funds
                                         --------------

         b.       Name of Fund:  Roulston Emerging Growth Fund
                                 -----------------------------

         c.       Name of family of funds (if applicable)
                                                         -----------------------

         d.       Inception date of Fund
                                        ----------------------------------------

2.       The investment objective of the Fund is (circle one)

         NOTE: IF THERE IS A DIFFERENCE, OBJECTIVE IN PARENTHESIS INDICATES OBJECTIVE THAT WILL APPEAR IN MUTUAL FUNDS PERFORMANCE GUIDE(R).

EQUITY FUNDS

         a.       Small Capitalization Growth
         b.       Small Capitalization Value
         c.       Small Capitalization Blend
         d.       Medium Capitalization Growth
         e.       Medium Capitalization Value
         f.       Medium Capitalization Blend
         g.       Large Capitalization Growth
         h.       Large Capitalization Value
         i.       Large Capitalization Blend
         j.       Index.
         k.       Precious Metals/Gold
         1.       Specialty/Sector
         m.       Foreign Stock
         n.       World Stock
         o.       European Stock
         p.       Japan Stock
         q.       Pacific Stock
         r.       Diversified Pacific Stock
         s.       Latin America
         t.       Diversified Emerging Markets

If you circled One of the categories above, your investment philosophy is based on: (circle one)

         a.       Value
         b.       Growth

HYBRID FUNDS

         a.       Domestic Hybrid
         b.       International Hybrid

TAXABLE BOND FUNDS

         a.       Ultra-Short-Term Corporate Bond
         b.       Short-Term Corporate Bond
         c.       Intermediate-Term Corporate Bond
         d.       Long-Term Corporate Bond
         e.       Short-Term Government Bond
         f.       Intermediate-Term Government Bond
         g.       Long-Term Government Bond
         h.       High Yield Bond
         i.       Convertible Bonds
         j.       Multi-Sector Bonds
         k.       International Bonds

MUNICIPAL BOND FUNDS
         a.       Muni (short-term)
         b.       Muni (intermediate-term)
         c.       Muni (long-term)
         d.       Muni Single-State (short-term)
         e.       Muni Single-State (long-term)

Please describe the fund's investment orientation in 200 characters or less. This information will be used in the Charles Schwab Funds Performance Guide and the internal mutual fund screen accessed by our registered representatives.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.       Please provide the Schwab Omnibus Account Number(s) for this fund.

         -----------------------------------------------------------------------

4.       Cusip Number
                     -----------------------------------------------------------

5.       NASDAQ Quote Symbol
                            ----------------------------------------------------

6.       Does the Fund provide daily quotations to quotation vendors?
         (yes or no)
                    ------------------------------------------------------------

7.       Is Fund price listed in the Wall Street Journal? (yes or no)

         -----------------------------------------------------------------------

8.       Assets in Fund ($)                  (as of date)
                            -----------------            -----------------------

9.       Number of Shareholders                 (as of date)
                                ----------------            --------------------

10. We will be using Schwab's minimum investment requirement if the Fund's minimums are less. Schwab's Brokerage Account minimums are $2500 for initial investments and $500 for subsequents. Schwab's IRA account minimums are $1000 for initial investments and $500 for subsequents. Schwab's custodial account minimums are $1000 for initial investments and $100 for subsequents.

11. Does the Fund impose any load or other charges that result in different prices for purchases and redemptions? (yes or no)
                                                          ----------------------

         If yes, please indicate the type and amount of charges incurred when purchasing or redeeming shares.

            a.       Front-end load (yes or no)            If yes,             %
                                                ----------         ------------

            b.       Back-end load (yes or no)           If yes,               %
                                               ---------         --------------

            c.       Is back-end load a contingent deferred load? (yes or no)

                     -----------------------------------------------------------

            If yes, please explain
                                  ----------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            d.       Redemption fee (yes or no)             If yes,            %
                                                -----------         -----------

            e.       Is redemption fee based on age? (yes or no)
                                                                ----------------

            If yes, please explain
                                  ----------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            f.       12b-1 fee (yes or no)              If yes,                %
                                           -------------         --------------

12. If the Fund charges loads, are there any privileged accounts (such as accounts managed by an investment advisor or accounts for employee trusts, pension, profit-sharing, or other employee benefit plans that qualify under Sections 401, 403(b)(7), or 457 of the Internal Revenue
         Code) that are not subject to a sales charge? (yes or no)
                                                                  --------------

                  If yes, please list those accounts, their requirements and their special privileges
                                          --------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

13. Schwab places its usual customer purchase orders in dollars at the Fund. On an exception basis, is it necessary to place orders in shares to reconcile share differences. Does the Fund allow purchase orders in shares? (yes or no)
                            ----------------------------------------------------

         Does the Fund allow redemption orders in dollars? (yes or no)
                                                                      ----------

14. Does the Fund and/or the transfer agent charge any special fees, outside of wiring fees, in connection with any transaction?
         (yes or no)
                    ------------------------------------------------------------

         If yes, please explain
                               -------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

15. Will Schwab be allowed to place telephone purchases and redemptions? (yes or no) If yes, where can the language in the prospectus be located
         that allows for telephone transactions?           (page number)
                                                -----------             --------

16. Are there limits on the number of redemptions or round trips among funds in fund family? (yes or no)
                                          --------------------------------------
                  If answer to 16 is yes, Fund Company agrees 1) to waive those limits for investors purchasing and redeeming Fund shares through Schwab, and 2) to adequately disclose in its prospectus the Fund's ability to waive these limits.

17.      Does the Fund offer any exchange transaction privileges?
         (yes or no )
                     -----------------------------------------------------------

         If yes, is there a fee charged for this transaction?
         (yes or no )
                     -----------------------------------------------------------

         If yes, please explain
                               -------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

18.      Does the Fund reserve the right to redeem in kind? (yes or no)
                                                                       ---------

         If no, please skip to # 19. If yes, please answer the following:

         a. Where can the language in the prospectus disclosing the reservation of the right to redeem in kind be located? (page number)
                         -------------------------------------------------------

         b. Has the Fund filed an election on Form N-18F-l with the SEC limiting its right to redeem in kind? (yes or no)
                                                                   -------------

19. Is the Fund qualified for sale in all 50 states and the District of Columbia? (yes or no)
                              --------------------------------------------------

         If no, please list those states where share of the Fund cannot be offered for sale or sold.
                                  ----------------------------------------------

         Is the Fund qualified for sale in Puerto Rico (yes or no)
                                                                  --------------

         Has the Fund authorized the sale of its shares in Virgin Islands?
         (yes or no)
                    ------------------------------------------------------------

         If yes, please list and explain any restriction on such sale.
                                                                      ----------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Is the Fund qualified for sale in any other U.S. territory
         (yes or no)
                    ------------------------------------------------------------

         If yes, please list those territories
                                              ----------------------------------

20.      Is the Fund registered for sale in any foreign country? (yes or no)
                                                                            ----
         If yes, please list
                            ----------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         Are there any restrictions on such sales? (yes or no)
                                                              ------------------

         If yes, please explain
                               -------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         THE FUND AGREES TO IMMEDIATELY NOTIFY SCHWAB OF ANY CHANGES TO THE ABOVE REGISTRATION INFORMATION.

21. Does the Fund prospectus contain the disclosure that a broker may charge a transaction fee if shares are purchased and/or redeemed through a broker? (yes or no)
                                      ------------------------------------------

         On what page number is the disclosure mentioned?
                                                         -----------------------

22.      What is the date of the current Fund prospectus?
                                                         -----------------------

23.      What is the anticipated date of the next prospectus?
                                                             -------------------

24. If the prospectus incorporates more than one fund and/or class of shares, please explain.



25.      Date of the Fund supplements, If any.



26. Date of all states specific supplements, if any, and the name(s) of each state.

         -----------------------------------------------------------------------

B.       Distribution Information

         Questions 81-85 should be completed for all funds.

1.       How many decimal places is the dividend rate?


2. At what interval in which month(s) does the fund pay dividends (i.e., monthly, quarterly, semi-annually, annually etc.)?




         a.       Are distributions declared and paid on a regular schedule?
                  (yes or no)
                             ---------------------------------------------------

                           If so, what is the schedule used to determine future payments?

                             ---------------------------------------------------

                             ---------------------------------------------------



         c. On what date are reinvested dividend shares posted to accounts? (ex-date, payable date, other?)



3.       Does the Fund pay its capital gain in December? (yes or no)
                                                                    ------------
         If no, in what month is it paid?
                                         ---------------------------------------

4. Are distributions reinvested at the net asset value or public offering price?



5. At what day's price is dividend reinvestment calculated (ex-date, payable date, other?)


         a. What time of day is the reinvestment available?


C.       Daily Dividend Fund Information

         Questions C1-C12 are for daily dividend funds only.

1. Distribution Accrual Period: For each dividend accrual period, dividends are accrued beginning on the______ day of the ______ (month/quarter) and ending on the _____ day of the (month/quarter).

2. Distribution Payable Date: On what day of the month arc dividends payable?



3. Daily Rate: To what number of decimal places is the daily dividend rate calculated:
                    ------------------------------------------------------------

         At what time of day is the daily dividend rates available?
                                                                   -------------

4.       Does the Fund compound daily?
                                      ------------------------------------------

5. Purchases begin accruing dividends on which days? (trade date plus one calendar day, trade date plus one business day, settlement date, settlement date plus one, other)
                                         ---------------------------------------

         -----------------------------------------------------------------------

6. Redemptions accrue dividends up to and including which date? (trade date minus One calendar day trade date minus one business day, trade date, settlement date)
                               -------------------------------------------------

7.       Does the Fund process weekend cumulative rates on Friday or Monday?

         -----------------------------------------------------------------------

8.       Does the Fund split its weekend rate (Friday/Saturday, Sunday/Monday)?

         -----------------------------------------------------------------------

9. If the accrual period ends on a weekend or holiday. how does this affect the Fund's accrual period?
                                          --------------------------------------

10.      At what day's price is dividend reinvestment calculated (payable, other)?
                ----------------------------------------------------------------

11. On which day of the Fund's accrual period do reinvested dividends and capital gains begin accruing interest? (payable, payable date plus one calendar day, payable date plus one business day)
                                                          ----------------------

12. On a transfer of shares from an individual account to Schwab's omnibus account, does the accrual: (Check appropriate item)

         a. _____ Follow the transferred shares

         b. _____ Remain with the direct customer account as an accrual and reinvested the next at the next payable date

         c. _____ Remain at the customer account as an accrual to be paid in cash at the next payable date

         d. _____ Other (please explain)
                                        ----------------------------------------